UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2004

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 380-3811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

    Effective December 24, 2004, PTS Inc. (the "Registrant") entered into a stock purchase agreement with Global Links Corp., a Nevada corporation ("Global Links") to buy from Global Links all of the issued and outstanding shares of the capital stock of Global Links Card Services, Inc., a Nevada corporation (the "Stock Purchase"). The stock purchase agreement is attached as an exhibit to this Current Report.

    The total consideration of $335,000 paid by the Registrant in connection with the Stock Purchase consisted of $35,000 in cash and the assumption and payment of approximately $300,000 representing the liabilities of Global Links Card Services, Inc.

    The amount of consideration for all of the issued and outstanding shares of Global Links Card Services, Inc. was determined following negotiations between the Registrant and Global Links and is set forth in the stock purchase agreement executed between the Registrant and Global Links.

    The Registrant's board of directors determined that the terms of the Stock Purchase are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Stock Purchase were fair from a financial point of view.

    Concurrently with the Stock Purchase, the Registrant entered into an option agreement whereby the Registrant granted to James Brewer, an individual and the president of Global Links Card Services, Inc. an option to purchase all of the issued and outstanding shares of Global Links Card Services, Inc. (the "Option.") James Brewer may exercise the Option at any time before January 2, 2009. As consideration for the purchase of the Option, Brewer, as the president of Global Links Card Services, Inc., shall ensure that the Registrant shall receive payments equal to 4.28 percent of the Net Revenues of Global Links Card Services, Inc. beginning with Net Revenues from July, 2005, until such payments total $535,000. Should the total of such payments not equal $535,000 when the Option is exercised, then any remaining balance shall be converted to a note payable under such terms as agreed to by Brewer and the Registrant.

Item 9.01. Financial Statements and Exhibits.

    (a) Financial statements of business acquired.

    It is not practicable to file the required historical financial statements of Global Links Card Services, Inc. at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

    (b) Pro forma financial information.

    It is not practicable to file the required pro forma financial information of Global Links Card Services, Inc. at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

    (c) Exhibits.

    The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
2.1	Stock Purchase Agreement between the Registrant and Global Links Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004	PTS, Inc. By /s/ Peter Chin Peter Chin, President